UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2020

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2302, South Tower T1, Kaisa Plaza

No. 86 Jianguo Avenue, Chaoyang District

Beijing, China 100025

(Address of principal executive offices, including zip code)

(86-10) 8353-0888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2020, Future FinTech Group Inc. (the “Company”) received a resignation letter from Ms. Jing (Veronica) Chen to resign from her position as the Chief Financial Officer (“CFO”) of the Company, effective on November 30, 2020. Ms. Chen was appointed as the Vice President of the Company on November 30, 2020.

On November 30, 2020, the Company appointed Mr. Ming Yi as the CFO of the Company, effective immediately.

Mr. Yi, age 40, has served as an independent director of Hudson Capital Inc. (Nasdaq: HUSN) since March 31, 2020. Mr. Yi was the Chief Financial Officer of SSLJ.com Limited from July 2018 to July 2019. From June 2011 to August 2018, Mr. Yi was the Chief Financial Officer and a board member of Wave Sync Corp. (formerly known as China Bio-Energy Corp). From September 2009 to April 2011, he served as a senior manager at Qi He Certified Public Accountants Co. Ltd. Form July 2007 to August 2010, Mr. Yi was a senior auditor at Ernst & Young. Mr. Yi received his Bachelor of Science degree in Accounting from School of Business Administrations of Liaoning University in 2004 and his Master of Science degree in Accounting and Finance from Victory University, Australia in 2006. Mr. Yi is a Certified Public Accountant in Australia.

In connection with his appointment as CFO, the Company entered into an employment agreement (the “Agreement”) with Mr. Yi on December 1, 2020. The Agreement provides that Mr. Yi will receive compensation in the amount of $4,000 per month before tax and the term of the Agreement is for one (1) year.

Mr. Yi was not selected pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Yi and the directors, nor between Mr. Yi and any executive officer of the Company. Mr. Yi is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

The foregoing description of the Agreement is only a summary of the terms of the Agreement and does not purport to be a complete description of such document, and is qualified in its entirety by reference to the Agreement, a copy of which is attached as an exhibit hereto and which is incorporated by reference into this Item 5.02

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
10.1#	Employment Agreement, dated December 1, 2020, between Future FinTech Group Inc. and Ming Yi.

#	Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: December 2, 2020	By:	/s/ Shanchun Huang
	Name:	Shanchun Huang
	Title:	Chief Executive Officer

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